A PARTNERSHIP OF INCORPORATED PROFESSIONALS	Amisano Hanson
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in the Form SB-2/A-2 of Empirical Ventures, Inc. (the "Company"), of our report of September 22, 2004 (except as to Note 8 (ii), which is as of November 12, 2004) on the consolidated financial statements as of June 30, 2004 and for the period April 14, 2004 (Date of Incorporation) to June 30, 2004.  We also consent to the reference to our firm under the heading “Experts” in the Form SB-2/A-2.  Our report dated September 22, 2004 contains additional comments that state that conditions and events exist that cast substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

“AMISANO HANSON”

/s/AMISANO HANSON

Chartered Accountants

Vancouver, BC, Canada

April 26, 2005

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7